Exhibit 99.1

Media & Investor Contact:

Sean O’Brien

(404) 262-8462

sean.obrien@pgi.com

PGi Announces New Stock Repurchase Program for Up to 5 Million Shares, or Nearly 11% of its Total Shares Outstanding

Company Repurchased Nearly 1.2 Million Shares in the Fourth Quarter

ATLANTA – December 20, 2012 – PGi (NYSE: PGI), a global leader in virtual meetings for over 20 years, today announced that its Board of Directors approved the repurchase of up to 5.0 million shares of the Company’s common stock, or nearly 11% of total shares currently outstanding, under a new stock repurchase program. PGi repurchased nearly 1.2 million shares of common stock during the fourth quarter under its previous Board-authorized repurchase program for up to 5.0 million shares. Under this previously authorized program, PGi has repurchased an aggregate total of approximately 4.4 million shares, and approximately 600,000 shares remain available for repurchase.

“In the last five years, we have continued our commitment to return value to our shareholders through repurchases of over $135 million of our common stock,” said Boland T. Jones, PGi founder, chairman and CEO. “Our cash flow and liquidity remain strong, and we plan to continue to be opportunistic in buying shares of our stock while at the same time investing for growth. Our continuing repurchase program underscores our belief in the value of both our business and our stock.”

Share repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time and may be discontinued at any time. There is no expiration date for the new stock repurchase program. PGi has approximately 47.3 million shares of common stock currently outstanding.

About Premiere Global Services, Inc. │ PGi
PGi has been a global leader in virtual meetings for over 20 years. PGi’s cloud-based solutions deliver multi-point, real-time virtual collaboration using video, voice and file sharing technologies. PGi solutions are available via desktops, tablets or mobile devices, helping businesses worldwide be more productive, mobile and green. PGi has a global presence in 25 countries and an established base of more than 35,000 enterprise customers, including 75% of the Fortune 100®. In the last five years, PGi has hosted nearly one billion people from 137 countries in over 200 million meetings. For more information, visit PGi at www.pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of new cloud-based, virtual meeting services, including our iMeet® and GlobalMeet® services; our ability to attract new customers and to retain and further penetrate our existing customers; risks associated with challenging global economic conditions; price increases from our telecommunications service providers; service interruptions and network downtime; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security of transactions; future write-downs of goodwill or other intangible assets; greater than anticipated tax liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; the impact of the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.